                       DATED  February 12, 1997

                        WARRANTY AND COVENANT AGREEMENT
                                 in relation to
                               EDEN GROUP LIMITED




                          THE WARRANTORS                                     (1)
                          THE PRINCIPAL SELLERS                              (2)
                          GEOWORKS                                           (3)

INDEX
PARTIES                                                                                                                       1
INTRODUCTION                                                                                                                  1
INTERPRETATION                                                                                                                1
OPERATIVE PROVISIONS                                                                                                          8
          1 Conditions Precedent                                                                                              8
          2 The Offer and Termination of this Agreement                                                                       8
          3 Operation of the Business Prior to Completion                                                                     9
          4 Completion                                                                                                        12
          5 Warranties, covenants, representations and undertakings                                                           14
          6 Confidentiality                                                                                                   17
          7 Restrictions                                                                                                      17
          8 Restrictive Trade Practices Act                                                                                   18
          9 Use of the Company's names                                                                                        19
          10 Access and Review                                                                                                19
          11 General Provisions                                                                                               19
SCHEDULE 1                                                                                                                    22
          Part 1                                                                                                              22
          The Warrantors                                                                                                      22
          Part 2                                                                                                              23
          Principal Sellers                                                                                                   23
          Part 3                                                                                                              24
          Other Shareholders                                                                                                  24
          Part 4                                                                                                              31
          Optionholders                                                                                                       31
SCHEDULE 2                                                                                                                    33
          Part 1                                                                                                              33
          Particulars of the Company                                                                                          33
          Part 2                                                                                                              35
          Particulars of the Subsidiaries                                                                                     35
          Part 3                                                                                                              37
          Particulars of the Buyer                                                                                            37
SCHEDULE 3                                                                                                                    38
          Warranties by the Warrantors                                                                                        38
          1 Information                                                                                                       38
          2 Capital, distribution, contracts and liabilities                                                                  39
          3 The Shares and the Company                                                                                        40
          4 Accounts                                                                                                          40
          5 Business and Trading                                                                                              41
          6 Stocks, assets and insurance                                                                                      42
          7 Sale of the Shares                                                                                                43
          8 Taxation                                                                                                          44
          9 Employees, agents and pensions                                                                                    46
          10 Pensions                                                                                                         47
          11 Litigation                                                                                                       47
          12 Capital commitments, unusual contracts, guarantees etc.                                                          48
          13 Borrowings and lendings                                                                                          48
          14 Continuation of facilities                                                                                       49
          15 The Properties                                                                                                   49
          16 Environmental                                                                                                    52
          17 Insolvency                                                                                                       52
          18 Intellectual Property                                                                                            53
          19 Competition                                                                                                      55

          20 Financial Services                                                                                               55
          21 Non Trading Companies                                                                                            56
SCHEDULE 4                                                                                                                    57
          The Properties                                                                                                      57
SCHEDULE 5                                                                                                                    58
          Intellectual Property                                                                                               58
          Part 1 - Outward Licenses                                                                                           58
          Part 2 - Inward Licenses                                                                                            58
          Part 3 - Intellectual Property Registrations and Applications                                                       59
          Unregistered Intellectual Property                                                                                  60
SCHEDULE 6                                                                                                                    61
          The Software                                                                                                        61
SCHEDULE 7                                                                                                                    62
          The Tax Covenants                                                                                                   62
          1 Introduction                                                                                                      62
          2 Covenant to pay                                                                                                   63
          3 Exclusions                                                                                                        64
          4 General                                                                                                           64
ATTESTATIONS                                                                                                                  65

AGREED FORM DOCUMENTS REFERRED TO IN THIS AGREEMENT

1         The Disclosure Letter
2         Escrow Agreement
3         Irrevocable Undertakings
4         The Management Accounts
5         The Offer
6         Options Agreement
7         Termination Agreement
8         Resignations of Directors
9         Acknowledgements and waivers from each of the Sellers and the Company
10        Resignation of the Auditors
11        Waivers and consents by all members of Company to enable Buyer to be registered as the holder of the shares
12        Certified copies of Resolutions
13        Properties title deeds
14        Preference share sale letter agreement
15        3i/Acer releases and re-assignments
16        Ernst & Young Opinion Letter
17        Declaration of Registration Rights
18        Affiliates' Agreement

          WARRANTY AND COVENANT AGREEMENT

          DATE

          February 12, 1997

          PARTIES

(1)       THE PERSONS whose names and addresses are set out in Part 1 of
          Schedule 1 (collectively "the Warrantors" and individually a "Warrantor");

(2)       THE PERSONS whose names and addresses are set out in Part 2 of
          Schedule 1 (collectively "the Principal Sellers" and individually a "Principal Seller"); and

(3) GEOWORKS, a California corporation whose principal office is at 960 Atlantic Avenue, Alameda, California, CA 94501, United States of America ("the Buyer").

          INTRODUCTION

(A) The Company was incorporated in England and Wales on 9 March 1989 under the Companies Act 1985 and is registered under number 2357515 as a private company limited by shares. It has at the date of this Agreement an authorised share capital of L.1,138,500 divided into 1,611,580 ordinary shares of L.0.10 each and 977,342 redeemable cumulative preference shares, of which only the Shares have been issued and are fully paid or credited as fully paid. Each of the Sellers is the legal and beneficial owner of the Shares shown against his name in column (3) of Schedule 1 and as such has the right, power and authority to sell and transfer those Shares free from all and any claims, charges, liens, encumbrances and equities.

(B) The business of the Company is the development, marketing and licensing of computer software for mobile communications devices, companion software for use on personal computers and the provision to customers of related services.

(C) The Buyer was incorporated in California on September 27, 1983 under the California Corporations Code. The capital structure of the Buyer at the date of this Agreement consists of 20,000,000 shares of common stock, no par value (the "Common Stock"), and 2,000,000 shares of undesignated preferred stock, no par value (the "Preferred Stock"), of which there have been issued and are fully paid the shares set out in Part 3 of Schedule 2.

(D) The Buyer wishes to make an offer to buy all the Shares on the terms and subject to the conditions of the Offer and each of the Sellers is willing to sell his Shares by accepting the Offer and on the terms and subject to the conditions of this Agreement.

          INTERPRETATION

(1) In this Agreement (including the Introduction and Schedules), the following expressions shall have the meanings set out below:


          the Accounts                  the balance sheet of the Company and the
                                        consolidated audited balance sheets of
                                        the Company as at the Accounts Date and
                                        the profit and loss account of the
                                        Company and the consolidated audited
                                        profit and loss accounts of the Company
                                        for the year ended on the Accounts Date
                                        together with the directors' reports and
                                        other documents required by law to be
                                        annexed thereto
          the Accounts Date             30 June 1996

          Affiliates Agreement          an agreement in the agreed form to
                                        be delivered by the shareholders or
                                        optionholders in the Company identified
                                        as Affiliates in Schedule 1

          Board(s) the board of directors for the time being of the Buyer and the Company as specifically referred to

          the Business                  the activities of the Company
                                        described in paragraph (B) of the
                                        Introduction


          Business Day                  any day (not being a Saturday
                                        or a Sunday) on which the Stock Exchange and banks in San Francisco are open for business

          the Buyer's Solicitors        S J Berwin & Co of 222 Grays
                                        Inn Road, London WC1X 8HB

          CAA                           the Capital Allowances Act 1990

          the Companies                 the Company and the Subsidiaries and
                                        each of them

          Commercial Know-how           all information, other than Computer
                                        Know-how, relating to the Business and
                                        the Company's prospects, markets,
                                        pricing, customers, suppliers,
                                        employees, consultants and such policies as it has

          the Company                   Eden Group Limited, brief details of
                                        which are set out in Part 1 of
                                        Schedule 2

          the Company's Auditors        Ernst & Young of Commercial Union House,
                                        Albert Square, Manchester M2 6LP

          Completion                    completion of this Agreement in
                                        accordance with the terms of clause 4,
                                        which will take place simultaneously
                                        with the completion of the Offer upon
                                        satisfaction of the Offer Conditions

          Computer Know-how             all information not at present in the
                                        public domain (including information
                                        contained in or arising from research,
                                        designs, flow charts, expressions,
                                        methodology, logic flows,
                                        specifications, drawings, manuals lists
                                        and instructions in whatever form held)
                                        relating to computer hardware and
                                        software including:

                                   (a)  systems integration, integrated and
                                        other circuits and digitiser technology;

                                   (b)  memory organisation, object
                                        representation and display management;

                                   (c)  porting, interfaces and signal
                                        processing;

                               (d) operating and applications software, including graphics, windows and hypermedia;

                                (e)     menu structures, macro facilities,
                                        programming languages and tools,
                                        software interfaces, and source code;

                                (f)     the design, selection, procurement,
                                        construction, installation use, repair,
                                        service or maintenance of any software;

                                (g)     the Company's current or future
                                        range of software;

                                (h)     the supply, storage computer
                                        software or components therefor; and

                                (i)     quality control, testing or
                                        certification

          the Conditions                the conditions to this Agreement set
                                        out in clause 1

          the Consideration
          Shares                        the 1,304,250 shares of Common Stock
                                        of the Buyer, having the rights and
                                        being subject to the restrictions set
                                        out in the Articles of Incorporation of
                                        the Buyer, to be issued to the Sellers
                                        upon Completion in accordance with and
                                        subject to the provisions of clause 4

          the Declaration of
          Registration Rights           the declaration of registration rights
                                        in the agreed form, proposed to be
                                        entered into by the Buyer for the
                                        benefit of all the Sellers and other
                                        shareholders of the Company selling
                                        pursuant to the Offer

          the Directors                 the persons specified as directors of
                                        the Company in Part 1 of Schedule 2, the expression "Director" meaning any of them

          the Disclosure Letter         a letter dated the same date as this
                                        Agreement from the Warrantors to the
                                        Buyer in the agreed form disclosing
                                        certain facts in connection with the
                                        Warranties

          Disposal includes any disposal of any legal or beneficial interest whatever including, without limitation, any sale or transfer of or grant of any option or Encumbrance in the property in question and "Dispose" shall be construed accordingly

          the Employees                 those persons (including directors)
                                        whose names appear in the list attached
                                        to the Disclosure letter

          Encumbrance                   any security interest of any nature
                                        whatever including, without limitation,
                                        any mortgage, charge, pledge, lien,
                                        assignment by way of security

          Environment                   air, water, land, buildings, flora,
                                        fauna and humans

          Environmental Consents        any permit, licence, authorisation,
                                        approval or consent required under or
                                        agreement made pursuant to any
                                        Environmental Law

          Environmental Law             all laws which are in force or enacted
                                        at the date of this Agreement (including common laws, statutes and subordinate legislation), regulations, codes of practice or guidance notes concerning the Environment or health and safety

          Escrow Agreement              the agreement in the agreed form
                                        governing the establishment of an escrow fund of some of the Consideration Shares

          Escrow Amount                 65,213 of the Consideration Shares to be
                                        issued to the Warrantors

          the Existing Options          the options granted to directors,
                                        employees and others in the terms of the schemes and agreements set out in or annexed to the Disclosure Letter, brief details of which appear in Part 4 of
                                        Schedule 1

          the Freehold Property         the Chapel, Rainow, Cheshire SK10 5XF

          FSA                           Financial Services Act 1986

          ICTA                          the Income and Corporation Taxes Act
                                        1988

          Incidental Amount             the amount of a Material of
                                        Environmental Concern present in the
                                        Environment which is insufficient to
                                        cause harm or have a deleterious effect
                                        on the Environment

          Intellectual Property         copyrights, trade and service marks,
                                        trade names, rights in logos and get-up, inventions, confidential information, trade secrets and know-how including
                                        Commercial Know-how and Computer
                                        Know-how, registered designs, design
                                        rights, patents, utility models,
                                        semi-conductor topographies, all rights
                                        of whatsoever nature in computer
                                        software and data, all moral rights,
                                        including rights of paternity and
                                        integrity, all rights of privacy and all intangible rights and privileges of a nature similar or allied to any of the foregoing, in every case in any part of the world and whether or not registered;
                                        and including all granted registrations
                                        and all applications for registration in respect of any of the same the Investor Loan
          Agreements                    the agreements in the agreed form
                                        between the Company and each of 3i Group plc and AII Holding Corporation dated 27
                                        June 1995

          Investor Loans                the long term loans advanced to the
                                        Company by 3i Group plc and AII Holding
                                        Corporation pursuant
                                        to the Investor Loan Agreements and all
                                        amounts due and payable thereunder



          Irrevocable Undertakings      irrevocable undertakings to accept the
                                        Offer, in the agreed form

          the Management Accounts       the management accounts of the Company
                                        for the period of seven months from the
                                        Accounts Date in the agreed form

          Materials of
          Environmental Concern         any substance which may cause harm to or
                                        have a deleterious effect on the
                                        Environment

          the Properties                the Freehold Property and leasehold
                                        properties short particulars of which
                                        appear in Parts 1 and 2 of Schedule 4
                                        and references to "the Properties" shall extend to any part or parts thereof

          the Offer                     the offer proposed to be made in the
                                        agreed form by the Buyer to all the
                                        holders of the Shares

          the Offer Conditions          the conditions precedent to the Offer,
                                        as set out therein

          the Options Agreement         an agreement in the agreed form pursuant
                                        to which all the holders of Existing
                                        Options will agree to exercise their
                                        Existing Options and accept the Offer on the terms set out therein

          the Parties                   the parties to this Agreement, the
                                        expression "Party" meaning any of them

          the Patents                   the patents and applications for
                                        patents, brief particulars of which are
                                        set out in Schedule 5

          Relief                        any relief, allowance, deduction or
                                        credit in respect of Taxation

          Restricted Activities         the businesses carried on by the Company
                                        as at today's date as described in
                                        paragraph (B) of the Introduction

          the Sellers                   collectively, the Warrantors and the
                                        Principal Sellers, each of the foregoing being individually a "Seller"

          the Shares                    all the issued ordinary shares in the
                                        capital of the Company on the date of
                                        Completion, as set out in column (3) of
                                        Parts 1, 2 and 3 of Schedule 1 and the
                                        ordinary shares arising upon exercise of the options listed in Part 4 of Schedule
                                        1 and upon capitalisation of the
                                        Investor Loans, shown in column (4) of
                                        Part 2 of Schedule 1

          the Software                  all computer software developed or
                                        written or being developed or written by or on behalf of the

                                        Company, or acquired or licensed to the
                                        Company, including that listed or
                                        referred to in Schedule 6

          SSAP a statement of Standard Accounting Practice published by the former Accounting Standards Committee or the present Accounting Standards Boards, as the same have effect on the date of this Agreement

          Subsidiaries                  those companies short particulars of
                                        which appear in Part 2 of Schedule 2,
                                        being all the subsidiaries of the
                                        Company, and the expressions
                                        "Subsidiary" shall mean any of the
                                        Subsidiares

          the Stock Exchange            London Stock Exchange Limited

          the Tax Covenants             the covenants relating to Taxation, set
                                        out in Schedule 7

          Taxation, Taxing Authority
          Transaction                   the same respective meanings as in the
                                        Tax and Covenants

          TCGA                          the Taxation of Chargeable Gains Act
                                        1992

          VAT                           Value Added Tax

          VATA                          the Value Added Tax Act 1994

          Trade Marks                   all trade marks or names owned and/or
                                        used by or on behalf of the Company,
                                        including the registrations and the
                                        applications listed in Part 3 of
                                        Schedule 5 and the unregistered trade
                                        marks or names set out in Part 4 of
                                        Schedule 5

          the Warranties                the representations, warranties and
                                        undertakings pursuant to clause 5 and
                                        set out in Schedule 3 and including,
                                        where the context permits, any
                                        individual paragraph or statement in
                                        Schedule 3

          the Warrantors                the persons listed in Column (1) of Part
                                        1 of Schedule 1

          the Warrantors' Solicitors    Dibb Lupton Alsop of Windsor House,
                                        Temple Row, Birmingham, B2 5LF

(2) All references to statutory provisions or enactments shall include references to any amendment, modification or re-enactment of any such provision or enactment coming into force prior to the date hereof and to any regulation or order made under such provision or enactment which is currently in force.

(3) The words "subsidiary" and "holding company" have the meanings given in sections 736 and 736A of the Companies Act 1985 and the expression "subsidiary undertakings" shall have the meaning given in section 258 of the Companies Act 1985.

(4) References to documents "in the agreed form" are to documents in terms agreed on or before the date hereof between the Parties and signed (for the purpose of identification only) by the

          Warrantors' Solicitors and the Buyer's Solicitors and on behalf of 3i Group plc and AII Holding Corporation where either is a party to such document.

(5) References to those of the Parties who are individuals include references to their respective legal personal representative(s).

(6) References to the clauses, Parties, Introduction, and Schedules are references respectively to the clauses of and the Parties, Introduction, and Schedules to this Agreement.

(7) Section 839 of ICTA (connected persons) is to apply to determine whether a person is connected with another for the purposes of this Agreement.

(8) References in clause 3 or in Schedule 3 to an "agreement" or a "contract" include any written or oral promise, undertaking or arrangement which is capable of being treated as a legally enforceable agreement.

(9) Save where the context specifically requires otherwise, words importing one gender shall be treated as importing any gender, words importing the singular shall be treated as importing the plural and vice versa, wording importing individuals shall be treated as importing corporations and vice versa, and words importing the whole shall be treated as including a reference to any part thereof. The obligations of the Parties are, save where specifically provided, several and not joint or joint and several.

(10) The captions, clause and paragraphs headings of this Agreement are included for ease of reference only and shall not affect construction.

          OPERATIVE PROVISIONS

1         CONDITIONS PRECEDENT

1.1 This Agreement is conditional upon the conditions in paragraphs (a) to (d) below of this clause 1.1 being fulfilled to the satisfaction of the Buyer or being waived in writing in whole or in part by the
          Buyer:

          (a) each of the holders of Existing Options and the Buyer executing and unconditionally exchanging the Options Agreement;

          (b) each of 3i Group plc and AII Holding Corporation agreeing in terms satisfactory to the Buyer to capitalise the Investor Loans as new ordinary shares of L.0.10 each in the Company and to release of the related security for the Investor Loans;

          (c) each of the persons listed in Schedule 1 marked with the suffix "I.U." having delivered to the Buyer duly executed Irrevocable Undertakings;

          (d) the execution and delivery by 3i Group plc and 3i plc of a letter agreement in the agreed form selling all its Preference Shares in the Company to the Buyer in return for the aggregate sum of L.100 in cash to be paid at Completion.

1.2 In the event that any of the Conditions are not or have not been satisfied or waived in writing by the Buyer upon the date of this Agreement immediately following its signature by all the Parties, or by such later date as may be agreed by the Warrantors' Solicitors and the Buyer's Solicitors and 3i Group plc and AII Holding Corporation, this Agreement shall lapse and be null and void and no Party shall have or make any claim against any other Party in respect of this Agreement.

1.3 Upon the Conditions being satisfied or waived pursuant to clause 1.2 the Warrantors shall deliver the Disclosure Letter to the Buyer.

2         THE OFFER AND TERMINATION OF THIS AGREEMENT

2.1       Subject to the terms and subject to the conditions of this Agreement:

          (a)       the Buyer undertakes:

                    (i) to make the Offer within 24 hours after the Conditions have all been satisfied or waived pursuant to clause 1.2;

                    (ii)   not to withdraw the Offer prior to 14 March 1997; and

                    (iii) to declare the Offer unconditional as to acceptances if holders of shares holding at least 90% in nominal amount of the ordinary shares accept the Offer;

          (b) each of the Sellers agrees irrevocably to accept the Offer in accordance with the Irrevocable Undertakings within three Business Days of the making of the Offer;

          (c) each of the Sellers agrees to use reasonable endeavours to, procure (insofar as he is able using all voting powers at his disposal) that the Board of the Company unanimously recommend in accordance with the form of Chairman's letter set out in the Offer the acceptance of the Offer by the holders of the Shares; and

          (d) none of the Sellers shall effect or agree to effect any Disposal of any of the Shares held or beneficially owned by him or it other than pursuant to an acceptance of the Offer and none of the Sellers shall give a transfer notice under
                    Article 13 of the Company's articles of association until Completion or the termination or lapse of this Agreement, whichever is the earliest to occur.

2.2 Each of the Sellers (other than 3i Group plc) shall use all reasonable endeavours to ensure that the Offer shall be accepted and become unconditional in accordance with its terms and shall (without limiting the foregoing general obligation) keep the Buyer informed of all relevant matters in connection with the acceptance of the Offer and fulfilment of the Offer Conditions.

2.3 This Agreement shall terminate forthwith and none of the Parties shall, other than for any breach of clauses 2.1 or 2.2, be under any further obligation to any other Party if the Offer lapses, is withdrawn or is declared incapable of becoming unconditional.

3         OPERATION OF THE BUSINESS PRIOR TO COMPLETION

3.1 Each of the Warrantors hereby covenants with and undertakes to the Buyer that neither he nor the Company nor either of the Subsidiaries shall at any time prior to Completion without the prior written consent of the Buyer do, knowingly allow or procure any act or omission which would (or would be likely to) cause, constitute or result in a breach of the Warranties if the same were to be expressly repeated at Completion or which they are aware would make any of Warranties untrue, incorrect, inaccurate or misleading if they were expressly repeated at Completion.

3.2 The Warrantors shall, and each of the other Sellers agrees to use reasonable endeavours to, procure (insofar as he is able using all voting and contractual powers at his disposal) that between the date of this Agreement and the earliest to occur of Completion or the date of termination or lapse hereof (both dates inclusive):

          (a) the Company shall advise the Buyer on operational developments which they consider to be material and the general status of its operations; and

          (b) the Company shall not without the Buyer's prior written consent:

                    (i) save as provided in the Offer permit or cause to be proposed any alteration to its share capital (including any increase thereof) or the rights attaching to its shares;

                    (ii) save as provided in the Offer create, allot, issue, redeem, consolidate, convert or sub-divide any share or loan capital or grant or agree to grant any options for the issue of any share or loan capital;

                    (iii) subscribe or otherwise acquire, or dispose of any shares in the capital of any company;

                    (iv) acquire or dispose of the whole or part of the undertaking of it or of any other person, firm or company;

                    (v) send any notice to its shareholders or pass any shareholder resolution save as required by law or relating to the matters dealt with by this Agreement or the Offer;

                    (vi) cease or propose to cease to carry on its business or be wound up or enter into receivership, administrative receivership or any form of management or administration of its assets, save as required by law;

                    (vii) permit or suffer any of its insurances to lapse or knowingly do anything which would make any policy of insurance of it null or voidable;

                    (viii) apply or permit its directors to apply to petition to the Court for an administration order or similar order to be made in respect of it, save as required by law;

                    (ix) make any change to its auditors, its bankers or the terms of the mandate given to such bankers in relation to its account(s), or its accounting reference date;

                    (x) enter into or vary any transaction or arrangement with, or for the benefit of any of its directors or shareholders or any other person who is connected with any of its directors or shareholders;

                    (xi) borrow monies (other than by way of its agreed overdraft facility) or accept credit (other than normal trade credit) or make payments out of or drawings on its bank accounts other than in the ordinary course of business prior to the date of this Agreement;

                    (xii) make any payment otherwise than on an arm's length basis;

                    (xiii) enter into or give or permit or (save in respect of the charges referred to in Schedule 2) suffer to subsist any guarantee of or indemnity or contract of suretyship for or otherwise commit itself in respect of the due payment of money or the performance of any contract, engagement or obligation of any other person or body;

                    (xiv) grant any lease or third party right in respect of any of or any part of any of the Properties or assign or dispose or deal with any of the Properties or any part of any of them or acquire any right, title or interest in any other property;

                    (xv) propose or pay any dividend or propose or make any other distribution;

                    (xvi)      enter into any partnership or joint venture;

                    (xvii) incur any capital expenditure (including obligations under hire purchase and leasing arrangements) exceeding in aggregate L.100,000 or as regards any single item L.25,000;

                    (xviii) dispose of any asset of a capital nature with a book or market value in excess of L.50,000 with the exception of the Freehold Property;

                    (xviv) engage any employee on terms that either his contract cannot be terminated by three months' notice or less or his emoluments and/or commissions or bonuses are or are likely to be at the rate of L.50,000 per annum or more or increase the emoluments and/or commissions or bonuses or any employee to more than L.50,000 per annum or vary the terms of employment of any employee earning (or so that after such variation he will, or is likely to earn) more than L.50,000 per annum;

                    (xx) vary or make any binding decisions on the terms of employment and service of any officer or any of the Employees, increase or vary the salary or other benefits of any such officer or employee, or appoint or dismiss any officer or such employee;

                    (xxi) mortgage or charge or permit the creation of or (save in respect of the charges referred to in Schedule 2) suffer to subsist any mortgage or charge over the whole or any part of its assets or (save as described in the Offer) redeem any of the foregoing;

                    (xxii) make any loan or give any credit (other than normal trade credit or to employees in the normal course) or acquire any loan capital of any corporate body (wherever incorporated);

                    (xxiii) effect or agree to any Disposal or licence of any of its Intellectual Property including the Software

                    (xxiv) surrender or agree to any material change in or waive or compromise any rights under the terms of any supply, distribution, licensing or other commercial agreement to which it is from time to time a party;

                    (xxv) enter into any leasing, hire, hire purchase or other agreement for payment on deferred terms, any contract not in the ordinary course of business or any unusual or onerous contract or any other material or major or long term contract;

                    (xxvi) make any change in its business or do any act or thing outside the ordinary course of the business carried on by it;

                    (xxvii) conduct any litigation (save for the collection of debts arising in the ordinary course of business) or settle or compromise any claim or dispute; or

                    (xxviii) enter into any contract or commitment to do any of the acts or matters referred to in this clause 3.2.

3.3 Each of the Sellers hereby covenants with and undertakes to the Buyer that such Seller shall not at any time prior to the earliest to occur of Completion or the date of termination or lapse of this Agreement:

          (a)       effect or attempt to Dispose of any of his Shares;

          (b) enter into discussions with any persons as regards the Disposal of any of his Shares or a material part of the assets or business of the Company or the Subsidiaries; or

          (c) vote in favour of any resolution in general or class meeting, except in accordance with the Offer Conditions.

3.4 The Warrantors insofar as they are respectively able using the voting rights at their disposal hereby covenant with and undertake to the Buyer to procure that between the date of this Agreement and Completion or, if earlier, the date of termination or lapse:

          (a) the Company will continue to pay its creditors in the ordinary course of business or on its usual basis;

          (b) the Company will keep the Properties in no worse condition than as at the date of this Agreement;

          (c) the Company shall continue to operate in the ordinary course of business and will not knowingly take or permit any action, omission, neglect or default which would damage the Business; or

          (d) the Company will maintain the insurances as have been maintained prior to the date of this Agreement, as set out in the Disclosure Letter.

3.5 Each Warrantor shall give notice to the Buyer promptly upon the Warrantor becoming aware of any breach of clause 3.1 and/or any event or matter having or which may have a material adverse effect on the Company or its business operations or prospects.

3.6 Upon any breach of any of the provisions of clauses 3.1 to 3.4 (inclusive) the Buyer shall be entitled at any time prior to Completion (without liability and without prejudice to its other rights in respect of such breach) to terminate this Agreement by notice in writing to the Warrantors' Solicitors and to 3i Group plc and AII Holding Corporation.

4         COMPLETION

4.1 Subject to the other terms and conditions of this Agreement, Completion shall take place as soon as reasonably practicable and not later than two Business Days after satisfaction of the Offer Conditions. Completion shall take place at the offices of the Buyer's Solicitors or any other time and location agreed by the Warrantors' Solicitors and the Buyer's Solicitors and 3i Group plc and AII Holding Corporation.

4.2 At Completion the Sellers shall (in so far as they are respectively able using board and shareholder voting powers at their disposal) deliver or procure delivery of the following (where appropriate as agent for the Company or the Subsidiaries) to the Buyer:

          (a) transfers in respect of the Shares held by or for each of the Sellers, duly executed by the registered holders thereof in favour of the Buyer or as it may direct;

          (b) certificates for the Shares held by the each of the Sellers and any other documents which may be required to give good title to the Shares and to enable the Buyer to procure registration of the same in its name or as it may direct;

          (c)       the Escrow Agreement duly executed by the Warrantors;

          (d) the resignations under seal of each of the Directors (other than David Crisp) of each of the Companies in the agreed form;

          (e) acknowledgements and waivers in the agreed form from each of the Sellers and the Companies confirming that at and immediately after Completion nothing is owing nor is there any outstanding claims between any of the Companies on the one hand and any of the Sellers on the other and, to the extent that there are possible claims by the Sellers, that these are waived;

          (f) statements drawn up to the preceding day relating to the Company's bank accounts;

          (g) in relation to each of the Companies, certificates of incorporation, certificates of incorporation on change of name (if applicable), common seals, statutory registers, minute books, share certificate books, books of account and all other books (all duly written up to date);

          (h) all title deeds and documents in the agreed form relating to the Properties;

          (i) certificates for all shares in the Subsidiaries and duly executed transfers in favour of the Company or as the Buyer shall direct (to be delivered in the same manner as the Shares) of all such shares not registered in the Company's name;

          (j) all waivers and consents in the agreed form signed by all members of the Companies to enable the Buyer (or its nominee) to be registered as the holder of the Shares (each of the Sellers hereby irrevocably waiving all and any rights of pre-emption to which it may be entitled under any articles of association, agreement, law or otherwise in respect of the transfer of the Shares);

          (k) a release, discharge and reassignment in the agreed form of all and any fixed or floating charges and other securities over the Properties or any other assets of each of the Companies;

          (l) any power of attorney under which any document required to be delivered under this clause 4.2 has been executed;

          (m) certified copies of resolutions of the Company in the agreed form, passed pursuant to the Offer Conditions and

          (n)       Affiliates Agreements duly executed by parties thereto.

4.3 At Completion the Buyer shall deliver to the Warrantors for the benefit of all the Sellers and other shareholders of the Company accepting the Offer the duly executed Declaration of Registration Rights

4.4 The Warrantors shall arrange for meetings of the board of Directors and members of the Company to be duly convened and held immediately prior to or at Completion at which resolutions in the agreed form shall be passed appointing Gordon Mayer and Jordan Breslow as directors and approving and authorising the registration of the transfers of the Ordinary Shares in respect of which the Offer has been accepted and the Preference Shares either pursuant to this Agreement or pursuant to the terms of the Offer (subject only to the forms being duly stamped) and the other matters referred to in clause 4.2.

4.5 Upon the Sellers and the Buyer having complied with their respective obligations under the terms of clauses 4.2, 4.3 and 4.4 the Buyer shall, in accordance with and subject to the terms and conditions of the Offer, on Completion issue the Consideration Shares to the Sellers and the shareholders who shall have assented their Shares to the Offer less the Escrow Amount, which shall be delivered to the Escrow Agent pursuant to the Escrow Agreement and shall deliver to the

          Warrantors' Solicitors or, if the Sellers so request, post in accordance with the Offer duly executed stock certificates in respect of the Consideration Shares, less the Escrow Amount.

4.6 If for any reason the provisions of clause 4.2 are not fully complied with, the Buyer shall be entitled (in addition and without prejudice to any other right or remedy available to it) to elect:

          (a) to rescind this Agreement in which case the Buyer shall not be obliged to purchase any of the Shares or pay any of the Consideration; or

          (b) to complete the purchase of the Shares or some of the Shares (at the Buyer's option) in which case the Sellers shall be bound to complete the sale of all or part of the Shares accordingly and the Buyer shall be entitled to pay only the amount of the Consideration due for the Shares it is acquiring; or

          (c)       to fix a new date for Completion: or

          (d) to proceed to Completion so far as practicable, each of the Sellers then being obliged to use all reasonable endeavours to perform or procure the performance of any of the outstanding provisions of clause 4.2 which have not been performed by him or it.

5         WARRANTIES, COVENANTS, REPRESENTATIONS AND UNDERTAKINGS

5.1       The Warrantors hereby:

          (a) acknowledge that the Buyer enters into this Agreement and will offer to purchase the Shares on the basis (inter alia) of the Warranties; and

          (b) jointly and severally warrant, represent and undertake to the Buyer that each and every Warranty is true, correct and not misleading at the date of this Agreement and undertakes to the Buyer that each and every Warranty will continue to be true and correct and not misleading throughout the period from the date of this Agreement up to and including Completion, subject only to:

                    (i) the matters stated in the Disclosure Letter, provided that such matters will be treated as qualifying or limiting the application of any Warranty Statement only to the extent that such disclosure is fair, accurate in all material respects, and relates specifically to the subject matter thereof and does not omit any fact which may render the same untrue, inaccurate or misleading in any material respect; and

                    (ii) any matter arising in the ordinary and proper course of its business and in its best interests after the date of this Agreement and prior to Completion, but without prejudice to the rights of the Buyer pursuant to clause 3;

                    (iii) any exceptions for which express provision is made pursuant to this Agreement; and

          (c)       covenant to the Buyer in the terms of the Tax Covenants.

5.2 Each Warranty is a separate and independent warranty, representation and undertaking in relation to each of the Warranty Statements and no Warranty shall be limited by reference to any other Warranty.

5.3 The Buyer shall not be entitled to make any claim for breach of the Warranties or under the Tax Covenants, unless:

          (a)       notice giving reasonable details of the claim:

                    (i) shall, in the case of any claim under the Tax Covenants or relating to any Warranty Statement other than Warranty Statements 18.1 to 18.20 (inclusive), have been delivered to the Warrantors by the Buyer not later than the date of publication of audited financial statements for the period ending 31 March 1997; and

                    (ii) insofar as such breach relates to Warranty Statements 18.1 - 18.20 (inclusive) or, shall have been delivered to the Warrantors by the Buyer on or before 31 December 1997; and

          (b) the amount of the claim when aggregated with all other claims exceeds L.150,000 in which event the whole of such claims (and not merely the excess) may be claimed under legal proceedings.

          (c) if the claim is due to any change after Completion in the accounting principles, bases, policies and methods adopted by the Companies from those used in the preparation of the Accounts or any provision or reserve in the Accounts or the Management Accounts is insufficient by reason only of any increase in rates of Taxation or change in the law after the date hereof having a retrospective effect;

          (d) if the breach arises as a result of the passing or amendment of any legislation (including any subsidiary legislation) after Completion with retrospective effect;

          (e) if the breach would not have arisen but for a voluntary act or transaction, which could reasonably have been avoided, which was carried out by the Buyer after Completion other than in the ordinary course of business and not as a consequence of anything done or omitted to be done before Completion, and which the Buyer was aware would cause the breach;

          (f) if the claim would not have arisen but for a claim, election, surrender or disclaimer made, or notice or consent given, after Completion, under or in connection with, a provision of an enactment or regulation relating to Taxation save where the same should have been made before Completion but was not or where it has been assumed the same will be made in preparing the Accounts or any tax computations for the Company for any period ended on or before Completion.

5.4 The Warrantors shall not be liable to make any payment in respect of any claim under the Warranties based upon a contingent liability of the Company, without prejudice to the Buyer's right to establish the Warrantors' liability in respect of that claim and save to the extent an amount in respect of the contingent liability is properly provided for in the accounts of the Company.

5.5 If the Company or the Buyer is or becomes entitled to be indemnified by or to recover from any other person (including any Taxation Authority or other authority) in respect of a matter which would (apart from this paragraph) give rise to a claim under the Warranties, the Buyer shall procure that:

          (a) the Warrantors are notified as soon as practicable after the Company or the Buyer becomes aware of the possible entitlement;

          (b) before enforcing that claim against the Warrantors, take all steps as the Warrantors reasonably request to enforce the indemnity or right of recovery.

5.6 The Buyer is not entitled to recover more than once in respect of any one matter giving rise to a claim under the Warranties but this shall not prejudice the Buyer's right to claim under more than one Warranty.

5.7 Nothing in this clause 5 restricts or limits the Buyer's general obligation at law to mitigate any loss or damage which it may incur in consequence of a matter giving rise to a claim under the Warranties.

5.8 The total amount of the liability of the Warrantors for damages for breach of the Warranties or under the Tax Covenants shall be limited to the portion of the Escrow Amount held by the Escrow Agent for the relevant Warrantor and shall be governed by the Escrow Agreement.

5.9 The rights and remedies of the Buyer in respect of any breach of the Warranties shall not be affected by Completion, by any investigation made by or on behalf of the Buyer into the affairs of the Companies.

5.10 If prior to the Completion any of the Warranties is found to be untrue, incorrect, inaccurate or misleading in a material respect the Buyer shall be entitled either to complete and claim damages or rescind this Agreement by notice to the Warrantors' Solicitors save that the Buyer's rights pursuant to clause 3 shall survive any such rescission.

5.11 The Warrantors shall promptly give written notice to the Buyer of the occurrence of any event which results or may result in any of the Warranties being untrue, incorrect, inaccurate or misleading giving sufficient details of the event.

5.12 Any information supplied by any of the Companies or any of their respective officers or employees to the Warrantors, their agents, representatives or advisers in connection with, or to form the basis of, the Warranties or any matter covered in the Disclosure Letter, or for any other reason, shall be deemed not to include or have included a representation, warranty or guarantee of its accuracy to the Warrantors and shall not constitute a defence to the Warrantors to any claim made by the Buyer. The Warrantors waive any and all claims against the Companies, their officers or employees in respect of any information so supplied.

5.13 References to the awareness or knowledge of the Warrantors in a Warranty Statement in Schedule 3 shall only limit that Warranty by the Warrantors' awareness or knowledge if each of the Warrantors has made all due and careful enquiries to ascertain if the relevant information in all material respects is true, correct and not misleading unless otherwise stated in the Warranty Statement.

5.14 Any amount paid or satisfied by the Warrantors pursuant to the Escrow Agreement in respect of any claim under the Warranties or Tax Covenants shall be treated as a reduction of the consideration paid for their Shares.

6         CONFIDENTIALITY

          Each of the Sellers hereby agrees (save as necessary to its professional advisers in connection with this Agreement) to keep secret and confidential and not to use, disclose or divulge to any third party or enable or cause any person to become aware of any confidential information relating to any of the Companies or the Buyer including but not limited to Intellectual Property (whether owned or licensed by any of the Companies), lists of customers and customer contract information, reports, product data and information concerning the supply and pricing of products or services, notes, marketing and sales research memoranda and all other documentary records pertaining to the Companies or the Buyer or their respective business affairs, finances, suppliers, customers or contractual or other arrangements ("Confidential Information") provided always that the restrictions contained in this clause 6 shall not apply to any Confidential Information which:

          (a) is required to be disclosed by an order of a court or tribunal of competent jurisdiction or the Stock Exchange or any other regulatory authority to which the Seller is subject (provided that the Buyer is given prior written notice of such intended disclosure);

          (b) comes into the public domain otherwise than as a result of its wrongful disclosure by such Seller; or

          (c) any Seller is an employee of the Company is required to disclose in order to perform his duties to the Company;

          provided that nothing in clause 6 above shall prevent the use by 3i Group plc of confidential information concerning the Company solely within the group of companies of which 3i Group plc forms part, for investment appraisal and training purposes only.

7         RESTRICTIONS

7.1 To ensure that the Buyer receives the full benefit of the goodwill of the business of each of the Companies, each of the Warrantors hereby represents and undertakes that he will not for a period commencing on the date of this Agreement and ending two years after Completion or, if later, the date which is three months after the date of termination for any reason of such Warrantor's employment by the Company either alone or for, together with or as agent, officer or employee of any other person, firm or company or through the medium of any company directly or indirectly:

          (a) solicit, interfere with or attempt to entice away from any of the Companies any person who is at the date hereof or was within the previous 12 months an employee or agent of any of the Companies, or who is reasonably considered by any of the Companies to be or have been a regular client or customer of or supplier to the Companies on the date of this Agreement or during the 12 months immediately preceding the date of this Agreement; or

          (b) interfere or attempt to interfere with the supply or continued supply of goods or services to or by the Companies; or

          (c) carry on or be engaged, concerned, interested or hold shares or other securities in any company or businesses which competes with the Restricted Activities at the date of this Agreement, save pursuant to a holding of up to 3% of the issued shares in a company whose shares are listed on The Stock Exchange.

7.2 Each of the restrictions contained in each paragraph of clause 7.1 is a separate and distinct restriction and is to be construed separately from the other restrictions. Each of the Warrantors acknowledges that the restrictions are reasonable when taken together as well as individually, that the duration, extent and application of each restriction are no greater than is necessary for the protection of the goodwill of the businesses of the Companies and that the consideration to be paid by the Buyer to the Warrantors for their Shares takes into account and provides adequate compensation for the restraints and restrictions imposed. Should any restriction be found to be void or unenforceable without the deletion of some part of it or the reduction in area or duration specified, that restriction shall apply with such modification as may be necessary to make it valid.

7.3 The parties agree that the benefit of the covenants and undertakings given in clauses 7.1 and 7.2 shall be assignable in whole or in part by the Buyer to, and become enforceable by, any of the Companies and any subsidiary or holding company of any of the Companies or the Buyer, which from time to time is the holder of the Shares or of any shares of the Subsidiaries or to which any part of the business(es) of the Company and/or the Subsidiaries shall have been transferred.

7.4 After Completion, none of the Sellers shall without the Buyer's express agreement hold itself out as being interested in or in any way connected (other than as a matter of current or historic fact including, where relevant, as employees of the Company) with the Companies or any of them.

8         RESTRICTIVE TRADE PRACTICES ACT

          No provision of this Agreement or of any agreement or arrangement of which it forms part (or any modification, amendment or variation to any of the same) by virtue of which this Agreement or the relevant agreement or arrangement of which it forms part is subject to registration under the Restrictive Trade Practices Act 1976 shall take effect until the day after the day on which particulars of this Agreement or such agreement or arrangement are furnished to the Director General of Fair Trading for registration under the said Act and a copy of the Office of Fair Trading's acknowledgement of receipt of such particulars shall be conclusive evidence that such particulars shall have been received by the Director General of Fair Trading on the day indicated by such acknowledgement.

9         USE OF THE COMPANY'S NAMES

          The Warrantors shall not object to the Buyer after Completion using the Trade Marks or any variation thereof as part of the Companies and the Buyer's names and in the Companies and the Buyer's business dealings and each of the Warrantors hereby confirms that he shall do everything reasonably within his power to assist the Buyer in using the Trade Marks if it wishes and none of the Warrantors shall use any of the Trade Marks or any variations thereof in any dealings, except in accordance with the proper performance of their duties for the Companies or as otherwise expressly authorised by the Buyer.

10        ACCESS AND REVIEW

10.1 With effect from the date of this Agreement the Buyer shall be permitted to continue its due diligence in regard to the Company's business affairs without limiting any of the Buyer's rights under this Agreement or at law. The Sellers (to the extent they are respectively able using board and shareholder voting powers at their disposal) shall procure that the Company shall afford and, with respect to paragraph (b) of this clause 10 below, shall cause the Company's Auditors to afford:

          (a) to the officers, agent's and other authorised representatives of the Buyer reasonable access to the documents, Properties, records and personnel of the Company; and

          (b) to the internal and independent accountants of the Buyer reasonable access to the audit work papers and other records of the Company's Auditors and the Company.

10.2 The rights of the Buyer pursuant to clause 10.1 shall be exercised in consultation with the Warrantors.

11        GENERAL PROVISIONS

11.1 The Buyer may at its absolute discretion in whole or in part release, compound or compromise, or grant time or indulgence to the Sellers for any liability under this Agreement without affecting its rights against any Seller under the same or any other liability.

11.2 The express or implied waiver by any Party of any of its rights under this Agreement shall constitute neither a continuing waiver of the right waived nor a waiver of any other right under this Agreement.

11.3 This Agreement, together with any document expressly referred to in any of its terms, contains the entire agreement between the Parties relating to its subject-matter. No oral explanation or oral information given by any Party shall alter the interpretation of this Agreement. There are no other agreements between any of the Parties other than this Agreement or the agreements referred to herein.

11.4 This Agreement is personal to the Parties and shall not be capable of assignment save that the Buyer may assign the whole or part of any of its rights in this Agreement to any wholly-owned subsidiary of the Buyer.

11.5 No amendment, change or addition to this Agreement shall be binding on any Party unless it is in writing and has been signed by all the Parties or their authorised representatives.

11.6      Any notices:

          (a)       must be in writing and may be given:

                    (i) to any company which is a Party at its registered office or, in the case of the Buyer, its principal office;

                    (ii) to any individual who is a Party at the address of that individual given in Schedule 1 or as shown above together with a copy of the Warrantors' Solicitors;

                    or in any case to such other address as may have been notified in accordance with this Agreement to the other Parties;

          (b)       will be effectively served:

                    (i) on the day of receipt where any hand-delivered letter, any fax message is received on a Business Day before or during normal working hours; or

                    (ii) on the following Business Day, where any hand-delivered letter, any fax message is received either on a Business Day after normal working hours or on any day which is not a Business Day;

          provided that in the case of faxed copies a complete and legible copy shall have been received by the recipient.

11.7 This Agreement may be executed in any number of counterparts, each of which taken together shall be deemed to constitute one and the same agreement and each of which individually shall be deemed to be an original, whether being the original signed copy or a faxed copy of the original, with the same effect as if the signature on each counterpart were on the same original.

11.8 Each of the Sellers hereby undertakes with the Buyer at the request of the Buyer and at the expense of such Seller to do or procure to be done all such further acts and things and execute or procure to be executed all such further deeds and documents as may be necessary or desirable fully and effectively to vest in the Buyer the legal and beneficial ownership of the Shares owned by such Seller and the benefits of this Agreement and the agreements entered into in the agreed form to which such Seller is a party and, pending such vesting, each of the Sellers shall hold such Shares in trust for the Buyer and shall receive all monies in connection therewith as trustee of the Buyer and shall account to the Buyer forthwith on receipt.

11.9 No party shall divulge to any third party (other than their respective professional advisers or insurers) the fact that this Agreement or any of the documents in the agreed form has been entered into or any information regarding its terms or any matters contemplated by this transaction or make any announcement relating to it without the prior agreement (not to be unreasonably withheld or delayed) of the other parties unless such announcement or information is required by the Inland Revenue and/or a court of competent jurisdiction, by the Securities Exchange Commission, National Association of Securities Dealers or by The Stock Exchange, or by any other regulatory authority the rules of which such Party is subject, in which event the other parties shall be given prior written notice of such intended announcement. Any announcement as to the entering into this Agreement shall in any event be made or issued only in a form approved by the Buyer and with the consent of the Sellers (not to be unreasonably withheld or delayed).

11.10 This Agreement is governed by and is to be construed in accordance with English law and save as otherwise provided under the Escrow Agreement and in regard to matters relating to the Consideration Shares and the Declaration of Registration Rights (which shall be governed by the laws of the State of California and the California courts) the Parties hereby submit to the jurisdiction of the English courts.

11.11 The Buyer irrevocably agrees that any service document may be sufficiently and effectively served on in connection with proceedings in England and Wales by service on its agent S J Berwin & Co (reference 11/G10687.1) of 222 Grays Inn Road, London WC1X 8HB or on a replacement agent if one has been appointed and notified to the other Parties.

11.12 The Sellers (other than 3i Group plc) irrevocably agree that any service document may be sufficiently and effectively served on in connection with proceedings in England and Wales by service on its agent Dibb Lupton Alsop of Windsor House, Temple Row, Birmingham, B2 5LL (for the attention of John Jackson) or on a replacement agent if one has been appointed and notified to the other Parties. Each of 3i Group plc and 3i plc may be served at its registered office for the time being.

                                   SCHEDULE 1

                                     PART 1

                                 THE WARRANTORS



(1)                            (2)                                     (3)
NAME                           ADDRESS                                 NO OF ORDINARY
                                                                       SHARES OF 10P
                                                                       EACH OWNED
David Edward John Crisp        The Woodlands                                     495        I.U.
                               Moss Lane
(Affiliate)                    Bollington
                               Cheshire
                               SK10 5HS

David Lee Stevens              5 Stockdale Farm                               12,000        I.U.
                               Moor Lane
(Affiliate)                    Flookburgh
                               Grange Over Sands
                               Cumbria LA11 7LR

Alistair Jenkins               127 High Street                                12,000        I.U.
                               Yatton
(Affiliate)                    Avon
                               BS19 4DH
                                                                             -------
                                                         Total Part 1         24,495
                                                                             =======

                                     PART 2

                               PRINCIPAL SELLERS



(1)                         (2)                       (3)                         (4)
NAME                        ADDRESS                   NO OF ORDINARY              NO OF ORDINARY SHARES OF 10P
                                                      SHARES OF 10P               ARISING ON CAPITALISATION OF
                                                      EACH OWNED                  INVESTOR LOANS
Dennis Philip Taylor        Hawthorn House                        -               -
                            Thurning
(Affiliate)                 Dereham
                            Norfolk
                            NR20 5QS

Skanco Trustees Limited     Derby House               102,005             I.U.    -
as trusteeof The            2nd Floor
D Crisp Settlement          Athol Street
                            Douglas
                            Isle of Man
                            IM1 1JD

Skanco Trustees Limited     Derby House               18,000              I.U.    -
as trustee of The           2nd Floor
D L Stevens Settlement      Athol Street
                            Douglas
                            Isle of Man IM1 1JD

Skanco Trustees Limited     Derby House               18,000              I.U.    -
as trustee of The           2nd Floor
A Jenkins Settlement        Athol Street
                            Douglas
                            Isle of Man IM1 1JD

3i Group plc*               91 Waterloo Road          330,000             I.U.    75,033
                            London
(Affiliate)                 SE1 8XP

A.I.I Holding Corporation   Craigmuir Chambers        140,200             I.U.    22,799
(Affiliate)                 PO Box 71
                            Road Town
                            Tortola
                            British Virgin Islands
                                                      --------------------------------------------------
                                        total Part 2  608,205                     97,832    730,532  c/f
                                                      ==================================================
3i                          977,342 Redeemable Preference Shares of L.1 each to be sold for L.100 in aggregate (325,782 legally and beneficially owned by 3i Group plc and 651,560 legally and beneficially owned by 3i plc)



__________________________________

* 185,033 legally and beneficially owned by 3i Group plc

  220,000 legally owned by 3i plc but beneficially owned by 3i Group plc

                                   SCHEDULE 3

                          WARRANTIES BY THE WARRANTORS

1         INFORMATION

1.1 The information contained or referred to in the Introduction relating to the Company and Schedules 1, 2, 4, 5 and 6 is true and accurate and not misleading, the Subsidiaries are the only subsidiaries of the Company and in the seven years prior to Completion and at Completion the Company has not had a subsidiary or an associated company other than the Subsidiaries.

1.2 All information contained or referred to in the Disclosure Letter is true, complete and accurate in all material respects.

1.3 So far as the Warrantors are aware, (without having made any specific enquiry) all statutory, municipal, governmental, court and other requirements applicable to the formation, continuance in existence, creation and issue of securities, management, property or operations of the Company, and all licences and consents (including planning consents) involved or that should be involved in the carrying on of the business of the Company, have been obtained and complied with and there is no contemplated revocation of any such licence or consent.

1.4 The records, statutory books and books of account of the Company are duly entered up and maintained in accordance with all statutory requirements applicable thereto and contain true and accurate records of all matters required to be dealt with therein and all such books and all records and documents (including, without limitation, all documents of title, accounts, books, ledgers and contracts to which it is a party) which are its property are in its possession or under its control and all accounts, documents, returns and forms required to be delivered or made to the Registrar of Companies have been duly and correctly delivered or made.

1.5 The Company has not committed and is not liable for any criminal, illegal, unlawful, ultra vires or unauthorised act or breach of covenant, contract or statutory duty and there is no violation of, or default with respect to, any statute, regulation, order, decree or judgment of any court or central or local government agency of the United Kingdom or any foreign country which has or could have a material adverse effect upon the assets, business or profitability of the Company and so far as each of the Warrantors is aware no director or engineer of the Company has been convicted of any crime (other than minor traffic offences).

1.6 All registers required to be kept by the Company under the provisions of the Companies Acts are true and accurate and the copy of the Memorandum and Articles of Association of the Company annexed to the Disclosure Letter (including resolutions passed by the Company in general meeting to which Section 380 of the Companies Act 1985 applies whether or not the same have yet been filed with the Registrar of Companies) are true and accurate.

1.7 No resolution has been passed by the Company or any class of its members since incorporation other than resolutions relating to business at Annual General Meetings which was not special business.

1.8 In the last three years the Company has not done any act or thing or engaged in any activity or incurred any debts and liabilities otherwise than in the ordinary course of the business carried on by it at the date of this Agreement.

1.9 Since changing its name to that shown in Schedule 1, the Company has not traded under any other name and no action has been taken against the Company under Section 28 of the Companies Acts.

2         CAPITAL, DISTRIBUTION, CONTRACTS AND LIABILITIES

2.1 The Company has no loan capital outstanding and since the Accounts Date no loan or share capital of the Company has been put under option or agreed to be allotted or issued or to be put under option and no person has the right (whether exercisable now or in the future and whether contingent or not) to call for the issue of any share or loan capital of the Company.

2.2       The Company has not at any time:

          (a) repaid, redeemed or purchased or agreed to repay, redeem or purchase any shares of any class of its share capital or otherwise reduced or agreed to reduce its issued share capital or any class thereof; or

          (b) directly or indirectly provided any financial assistance (as defined in section 151, Companies Act 1985) for the purpose of the acquisition of shares of the Company or for the purpose of reducing or discharging any liability incurred in any such acquisition; or

          (c) capitalised or agreed to capitalise in the form of shares, debentures or any other securities or in paying up any amounts unpaid on any shares, debentures or other securities any profits or reserves of any class or description or passed or agreed to pass any resolutions to do so.

2.3 The Company has not received a distribution from any company in contravention of section 263 Companies Act 1985.

2.4 There is not outstanding any indebtedness or other liability (of whatsoever nature, whether present or future, actual or contingent) owing:

          (a) by the Company to any Sellers or to any director or former director of the Company or to any independent contractor through which the services of any such persons are or were provided or to any person connected with the Company or with any Seller or with any such director, former director or contractor; or

          (b) to the Company by any Seller or by any such director, former director or contractor or by any person connected with the Company or with any Seller or with any such director, former director or contractor.

2.5 There are no existing contracts to which the Company is a party and in which any of the Sellers or any director of the Company or any person connected with any of them is interested (and for the purposes of this paragraph a person shall be deemed to be interested in a contract in accordance with the provisions of Section 317 of the Companies Act 1985).

2.6 The Company does not have one customer that is responsible for in excess of 10% of the Company's trade, turnover or profitability in the current financial year or one supplier that supplies in the current financial year in excess of 10% of the Company's supplies (as quantified by payments to all suppliers in that year).

3         THE SHARES AND THE COMPANY

3.1 The Shares constitute the whole of the issued and allotted share capital of the Company and are fully paid or credited as fully paid and, other than the Existing Options, there are no options over any shares or options to subscribe shares in the Company.

3.2 The Sellers are the legal and beneficial owners of the number of Shares set opposite their respective names in column (3) of Schedule 1 and sell the Shares with full title guarantee.

3.3 There is no pledge, lien, option, warrant, charge or encumbrance on, over or affecting any of the Shares or the shares in the Subsidiaries, no agreement to create such pledge, lien, option, warrant, charge or encumbrance has been made and no claim has been received that is outstanding that any person is entitled to any such pledge, lien, charge or encumbrance.

4         ACCOUNTS

4.1 The Accounts have been prepared in accordance with the applicable requirements of the Companies Acts and in accordance with accounting principles, standards and practices which are generally accepted in the United Kingdom, are accurate in all material respects and give a true and fair view of the state of affairs of the Company at the Accounts Date and of the profits and losses for the period concerned.

4.2 The Accounts make proper provision for or, in the case of actual liabilities, disclose or take into account as at the Accounts Date:

          (a)       all assets;

          (b)       all liabilities whether actual contingent or disputed;

          (c)       all capital commitments whether actual or contingent;  and

          (d)       all bad and doubtful debts.

4.3 The combined profits of the Companies for the three consecutive periods ending on the Accounts Date as shown by the Accounts and by the audited accounts of the Companies covering the two previous financial periods which have been delivered to the Buyer has not (except as disclosed in such accounts) resulted from inconsistencies in accounting practices or the inclusion of exceptional or extraordinary items of income or expenditure.

4.4 So far as the Warrantors are aware, no debt owing to any of the Companies is subject to any set-off or counter-claim.

4.5 The profits (or losses) shown in the Accounts have not to a material extent been affected (except as disclosed therein) by any extraordinary or exceptional event or circumstance or by any other factor rendering such profits unusually high or low.

4.6 None of the current book debts included in the Accounts and the Management Accounts or which have subsequently arisen have been outstanding for more than two months from their due dates for payment and all such debts (other than those shown in the Management Accounts as bad or doubtful) have realised or so far as the Warrantors are aware will realise in the normal course of collection their full value as included in the Accounts, the Management Accounts or in the books of the Company.

4.7 The Management Accounts have been prepared on a basis consistent with the Accounts and fairly reflect the financial position of the Company for the periods to which they relate.

5         BUSINESS AND TRADING

5.1       Since the Accounts Date:

          (a) no members' resolution of the Company of any kind has been passed other than resolutions relating to business at annual general meetings which was not special business;

          (b) no share, loan capital or (otherwise than in the ordinary course of business) loan has been issued or allotted or repaid, or agreed to be issued or allotted or repaid by the Company;

          (c) the Company has not carried on its business otherwise than in the ordinary course as regards the nature of the same and so far as possible to maintain it as a going concern;

          (d) the Company has not acquired or disposed of or agreed to acquire or dispose of any business or any asset other than in the ordinary course of business or assumed or acquired any material liability (including any contingent liability) except on terms determined on an arm's length basis;

          (e) the Company has paid its creditors in accordance with its normal practice;

          (f) the Company's business and turnover (excluding seasonal variations) have not deteriorated or been adversely affected to a material extent by any act or omission of the Company or by the loss of any important employee, customer or supplier or by any abnormal factor and none of the Warrantors is aware of any facts likely to give rise to any such loss;

          (g) no dividend or other distribution has been declared, made or paid to the members of the Company except as provided for in the Accounts and all dividends or distributions declared, made or paid by the Company have been made, paid or declared in accordance with its Articles of Association and the provisions of any applicable legislation;

          (h) no change has been made in the emoluments or other terms of employment of any of the Company's employees who are in receipt of remuneration in excess of L.20,000 per annum or of any of the Directors and the Company has not paid any bonus or special remuneration to any such employee or any Director;

          (i) no liability or contingent liability for Taxation has arisen otherwise than as a result of trading activities in the ordinary course of business;

          (j) all amounts received by the Company have been paid into the relevant bank account and appear in the appropriate books of account;

          (k) the Company has not repaid or become liable to repay any loan, loan capital or other debenture by reason of its default (and no notification has been received since the Accounts Date that any such liability has arisen for any other reason) or (except in the ordinary course of business or for payments in reduction of bank overdrafts) borrowed any money;

          (l) no debtor has been released by the Company for less than the book value of any debt and no debt owing to the Company has been deferred, subordinated or written off or has proved to be irrecoverable to any material extent; and

          (m) no material commission has been paid and no material discount has been allowed by the Company at a rate or otherwise on terms different from those upon which commissions and discounts were paid or allowed for in the accounting period ended on the Accounts Date.

5.2 All the Company's assets and all debts due to it which are included in the Accounts or have otherwise been represented as being at the Accounts Date its property or due to it or used or held for the purposes of its business were at the Accounts Date its absolute property and (save for those subsequently disposed of or realised in the ordinary course of the business) all such assets and debts and all assets and debts which have subsequently been acquired or arisen are now its absolute property and none is the subject of any encumbrance (excepting only liens arising in the normal course of trading) or the subject of any factoring arrangement, hire- purchase, retention of title, conditional sale or credit sale agreement.

6         STOCKS, ASSETS AND INSURANCE

6.1 The Company owns or has on lease or hire purchase (as referred to) the motor vehicles the make, model, registration number and driver of which are set out opposite its name in the schedule annexed to the Disclosure Letter.

6.2 All equipment owned or used by the Company are in good repair, condition and working order and have been properly maintained as and when necessary and none is in need of renewal or replacement during the current financial year, save as provided for in the Management Accounts.

6.3 Maintenance contracts are in full force and effect in respect of all assets which the Company is obliged to maintain or repair under any leasing or similar agreement and in respect of any assets which it is necessary to have maintained by outside or specialist contractors.

6.4       The Company does not maintain an asset register.

6.5 All equipment used by the Company is the absolute property of the Company and is not subject to any leasing, hire or hire purchase agreement or agreement for payment on deferred terms or any similar agreement or arrangement nor are they loaned or otherwise unavailable to the Company.

6.6 Without being capable of remedy by the Company without undue expenditure or effort within a 30 day period, the Company has not sold or distributed any products which were, are or will become defective or which do not comply in any respect with and express or implied warranties or representations made by any person or with all applicable regulations, standards and requirements and the Company does not give and has not given express warranties, guarantees or indemnities as to the fitness for purpose, quality or otherwise of any of its products.

6.7 There has been no exercise or purported exercise of, or any claim for, any charge, lien, encumbrance or equity over any of the fixed assets of the Companies which is still outstanding.

6.8 All the assets of the Company which are of an insurable nature have been at all material times and are at the date of this Agreement insured to their replacement value against fire and other risks as shown in the relevant annexure to the Disclosure Letter and the Company has at all times been and is adequately covered against accident, employer's liability, third party (including products liability), loss of profits for the full replacement value of such assets as shown in the relevant annexure to the Disclosure Letter; and in respect of all such insurances:

          (a)       all premiums have been duly paid to date;

          (b) all the policies are in full force and effect and so far as the Warrantors are aware are not voidable on account of any act, omission or non-disclosure on the part of the insured party;

          (c)       particulars are contained in the Disclosure Letter;

          (d) so far as the Warrantors are aware there are no circumstances which would or might give rise to any claim and no insurance claim is outstanding; and

          (e)       all policies are held in the name of the Company.

7         SALE OF THE SHARES

7.1 So far as each of the Warrantors is aware (without having made any specific enquiry of its customers or suppliers), as a result of the acquisition of the Shares by the Buyer:

          (a) no material supplier of the Company will cease or reduce or be entitled to cease or reduce its supplies to the Company;

          (b) no material customer of the Company will, or will be entitled to, cease dealing with or reduce the level of business done with the Company; and

          (c) no director or engineer of the Company will leave (other than as may be provided for in this Agreement).

7.2 No consent, approval, authorisation or order of any court or government or local agency or body or any other policy which is required by any of the Sellers or the Company for the execution or implementation of this Agreement and the agreements in the agreed form and compliance with the terms of this Agreement is outstanding and each of the agreements in the agreed form does not and will not:

          (a) conflict with, result in the breach of or constitute a default under any obligation by which the Company may be bound or any provision of the Memorandum or Articles of Association of the Company;

          (b) relieve any person from any material obligation to the Company;

          (c) result in the creation, imposition, crystallisation or enforcement of any encumbrance on any of the assets of the Company; or

          (d) result in any present or future indebtedness of the Company becoming due, or capable of being declared due, and payable prior to its stated maturity.

7.3 No person is entitled to receive from any of the Companies any finder's fee, brokerage or other commission in connection with the sale and purchase of the Shares.

8         TAXATION

8.1 Proper provision or reserve has been made in the Accounts for all Taxation liable to be assessed on the Company or for which it is, or for which the Warrantors believe it may become, accountable in respect of the period ended on the Accounts Date.

8.2 The Company has duly and within the relevant time limits made all returns and given or delivered all notices and accounts which ought to have been made, given or delivered and information which it was requested to give, to any Taxing Authority and such returns, notices, accounts and information are up-to-date, complete and accurate and have been made or provided on a proper and consistent basis.

8.3 The Company is not involved in any dispute with any Taxing Authority concerning any liability (whether accrued, contingent or future) of it to Taxation and the Company is not aware of any matter which may lead to such dispute not having made inquiry of any Taxing Authority.

8.4 The Disclosure Letter contains sufficient details of all matters relating to Taxation in respect of which the Company (either alone or jointly with any other person) has, or at Completion will have, an entitlement to make any appeal against an assessment to or determination affecting Taxation, or to make any application for the postponement of Taxation.

8.5 No Relief has been claimed by and/or given to the Company, or taken into account in determining the provision for Taxation in the Accounts, which could be withdrawn, postponed or restricted.

8.6 All clearances and consents obtained from any Taxing Authority by the Company in the last six years have been disclosed to the Buyer in the Disclosure Letter and were based on full and accurate disclosure of all material facts and circumstances.

8.7 The Company has duly and within the relevant time limits paid all Taxation for which it is liable.

8.8 No liability of the Company to Taxation has arisen or will arise up to Completion save for tax payable in respect of the Company's normal trading or income tax deductible under PAYE regulations or national insurance contributions or VAT for which it is accountable to any Taxing Authority.

8.9 The Company is not, nor was at any time during the six years ended on the Accounts Date, a close company.

8.10 The Company is resident in the United Kingdom for Taxation purposes and will be so resident at Completion and is not and never has been resident for any purpose in any other country and does not have and has never had any permanent establishment, Taxation liability or taxable presence in any other country.

8.11 No amount of an income nature in excess of L.25,000 per annum which has been paid or is payable by the Company or which it is under an obligation entered into before Completion to pay is wholly or partly disallowable as a deduction, charge on income or otherwise in computing its liability to Taxation.

8.12 There are set out in the Disclosure Letter full details of all Reliefs available for carry forward for Taxation purposes by the Company and the Sellers are not aware of any reason why such Reliefs might cease to be available or might become restricted (including by virtue of the application of Section 245, 768 or 768A ICTA).

8.13 All capital expenditure incurred or to be incurred by the Company prior to Completion has qualified and continues to qualify for capital allowances and full disclosure in the Disclosure Letter of all allowances made to the Company has been made to the Buyer and the book value of the assets of the Company in or adopted for the purposes of the Accounts does not exceed the written down value of such asset for the purposes of CAA or where the assets form a pool for purposes of the CAA does not exceed the pool of qualifying expenditure.

8.14 The expenditure allowable as a deduction for the purposes of the computation of any chargeable gain or allowable loss attributable to any asset of the Company for the purposes of corporation tax on chargeable gains is not less than the value of that asset as shown in the Accounts.

8.15 There are set out in the Disclosure Letter full details of any held over gains within Section 154 TCGA.

8.16 The Company has not made any election or claim or given any consents under or entered into any agreements or arrangements relating to
          Section 240, 247 or 402 ICTA or Section 102 of the Finance Act 1989 respectively nor is it liable to make or repay any payment in relation to any such relief.

8.17 The Company has not acquired an asset which could be deemed to be disposed of if Section 179 TCGA were to apply and the entry into this Agreement and/or Completion will not give rise to any deemed disposal under Section 179 TCGA.

8.18 There is no liability to Taxation for which the Company is liable to be assessed or to account where such Taxation is primarily chargeable against some other person.

8.19 All documents in the possession of the Company or the production of which would be needed to prove its title to any of its assets and which attract stamp or transfer duty in the United Kingdom or elsewhere have been properly stamped.

8.20 The Company has not entered into or been a party to any schemes or arrangements designed wholly or partly for the purpose of it or any other person avoiding Taxation.

8.21      The Company:

          (a) has not agreed any special method of attributing, accounting or otherwise in relation to VAT with HM Customs & Excise;

          (b) does not own any capital items which are subject to Part XV of the Value Added Tax Regulations 1995;

          (c) does not own any land or buildings (including any interest in or right over any land or buildings) which is the subject of any lease or licence granted to any other party; and

          (d) is not and never has been a member of a group of companies for VAT purposes.

9         EMPLOYEES, AGENTS AND PENSIONS

9.1 The Employees are all the employees of any of the Companies as at Completion and the names, current weekly wage and other emoluments, date of birth, the date of commencement of the respective periods deemed to be their period of continuous employment with the Companies and job descriptions of the Employees are as set out in the schedule annexed to the Disclosure Letter.

9.2 The Disclosure Letter also includes full details of all employee share schemes, employee share option schemes, profit related pay schemes or other employee benefit schemes of any kind of the Companies now in force and there are no other such schemes planned.

9.3 There is no liability to make any payment to or for the benefit of any of the Employees or the wife or widow or any other relative of any of the Employees in respect of past service or the termination of the employment of that or any other person by way of pension contribution, pension retirement benefit or otherwise and the Company has no superannuation fund, retirement benefit or other pension schemes or arrangements to provide benefits to past or present employees or directors (or their dependants) by reason of retirement, death, disability or sickness or otherwise.

9.4 No assurances or undertakings (whether legally binding or not) have been given to any of the Employees as to the continuance or introduction or increase or improvement of any retirement, death, sickness or disability scheme.

9.5 There is no outstanding commitment (whether legally binding or not) to increase the remuneration of any Employee.

9.6 All contracts of service or consultancy or for services with directors or employees or consultants or independent contractors providing the services of individual personnel of the Company can be terminated by three months' notice or less without giving rise to any claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal, if applicable).

9.7       Except where any provision or allowance is made in the Accounts:

          (a) no liability has been incurred in the 12 months prior to Completion by the Company for breach of any contract of service or consultancy, for redundancy payments (including protective awards), for compensation for wrongful dismissal or unfair dismissal or loss of office or for failure to comply with any order for the reinstatement or re-engagement of any officer or employee; and

          (b) no payment has been made or promised by the Company in connection with the termination, suspension or variation of any contract of service or consultancy or for services of any present or former officer or employee.

9.8 So far as the Warrantors are aware, the Company has in relation to each of the Employees and its former employees complied in all material respects with all material obligations imposed on it by all contracts, statutes, orders, regulations, collective agreements, awards and codes of conduct and practice relevant to conditions of service and to the relations between it and the Employees and former employees and has in all material respects maintained adequate and suitable records regarding the service of the Employees and former employees.

9.9 The Company has not entered into any recognition agreement with any trades union nor has it done any act which could be construed as an act of recognition and the Company is not involved in and there are no present circumstances which are likely to give rise to any industrial or trade dispute or any dispute or negotiation regarding a claim of material importance with any trade union or association of trade unions or organisation or body of employees.

9.10 In the 12 months prior to Completion, the Company has not given notice of any redundancies to the Secretary of State for Employment or started consultations with any trade union or unions under the provisions of Part IV of the Employment Protection Act 1975 and the Company has not failed to comply with any such obligations under Part IV.

10        PENSIONS

          The Company has no agreement, arrangement or understanding (whether contractual, under trust or otherwise) which exists for the provision of relevant benefits (as defined in Section 612 ICTA) for any past or present officer or employee of the Company (or a predecessor in business of the Company) or for any relative or dependant of such a person in connection with which the Company is or may become legally or morally liable to make any payment.

11        LITIGATION

11.1 The Company is not and so far as the Warrantors are aware no person for whose acts and defaults it may be vicariously liable is at present engaged whether as plaintiff, defendant or otherwise in any legal action, proceeding or arbitration which is either in progress, or is threatened or is pending (other than as plaintiff in the collection of debts arising in the ordinary course of the business carried on by it none of which exceeds L.1,000 and which do not exceed L.5,000 in aggregate) or is being prosecuted for any criminal offence and no written notice of any claim in damages or for an injunction has been received by the Company and the Warrantors are not aware of any governmental or official investigation or inquiry concerning the Company which is in progress or pending.

11.2 The Warrantors are not aware of any circumstances likely to lead to any such claim or legal action, proceeding or arbitration, prosecution, investigation or enquiry.

11.3 No distress, execution or other process has been levied in respect of the Company during the last six years nor is there any judgment or court order outstanding against the Company.

11.4 No act, transaction or omission has occurred as a result of which the Companies are or may be held liable to refund in whole or in part any investment grant (or other grant or loan received from any governmental department or agency or any local or other authority by virtue of any statute) or any such grant or loan for which application has been made by them will or may not be paid or will or may be reduced.

12        CAPITAL COMMITMENTS, UNUSUAL CONTRACTS, GUARANTEES ETC.

          The Company:

          (a) has no capital commitments which individually exceed L.25,000 or in aggregate exceed L.100,000;

          (b) is not a party to any contract, arrangement or commitment (whether in respect of capital expenditure or otherwise) which is of a long term or an unusual or abnormal nature or outside the ordinary course of business;

          (c) has not delegated any powers under a power of attorney (other than as an incidental part of a larger transaction) which remains in effect or has appointed any agent under an authority which has not been revoked and other than any ostensible or implied authorities to directors or employees and consultants to enter into routine contracts in the normal course of their duties;

          (d) by reason of its default has not become bound, and no person has become entitled (or with the giving of notice and/or the issue of a certificate will become entitled) to require it, to repay prior to its stipulated due date any loan capital or other debenture, redeemable preference share capital or borrowed money and no notice has been received since the Accounts Date of such liability having arisen for any other reason;

          (e) is not a party to any agreement which is or may become terminable as a result of the entry into or Completion under this Agreement;

          (f) has not entered into or is bound by any guarantee or indemnity under which any liability or contingent liability is outstanding;

          (g) is not or was not the original lessee or surety of a lessee of any leasehold property other than the leasehold Properties or has at any time acquired, assigned or otherwise disposed of any other leasehold property in such a way that it retains any residual liability;

          (h) has not entered into any agreement which is outstanding and which requires or confers any right to require the sale (whether for cash or otherwise) or transfer by them of any material asset;

          (i) is not party to any joint venture, consortium, partnership or profit sharing arrangement or agreement;

          (j) is not aware of any default under any written agreement or covenant to which it is a party; or

          (k) has not, nor has agreed to, charge any of its assets or shares.

13        BORROWINGS AND LENDINGS

13.1 Full details of all limits on the Company's bank facilities are accurately set out in the Disclosure Letter and the total amount borrowed by the Company from its bankers does not exceed its overdraft facilities (if any).

13.2 The total amount borrowed by the Company does not exceed any limitation on its borrowing powers contained in its Articles of Association, or in any debenture or other deed or document binding on it.

13.3 The Company does not have outstanding, nor has agreed to create or issue, any loan capital, nor has it factored any of its debts, or engaged in financing of a type which would not require to be shown or reflected in the Accounts, or borrowed any money which it has not repaid, except for borrowings not exceeding the amounts shown in the Accounts.

13.4 Other than in the ordinary course of business, the Company has not lent any money which has not been repaid, or owns the benefit of any debt (whether or not due for payment), other than debts which have arisen in the ordinary course of business and the Company has not made any loan or quasi-loan contrary to any legislation.

14        CONTINUATION OF FACILITIES

          In relation to all debentures, acceptance credits, overdrafts, loans or other financial facilities outstanding as at the date hereof or available to the Companies or any of them (referred to in this Warranty as "Facilities"):

          (a) there are attached to the Disclosure Letter full and complete copies of all documents relating to the Facilities;

          (b) so far as each of the Warrantors is aware there has been no material contravention of, or material non-compliance with, any provision of any document relating to any of the Facilities;

          (c) no steps for the early repayment of any indebtedness have been taken of which they are not having made enquiry or threatened in writing;

          (d) so far as each of the Warrantors is aware not having made enquiry there have not been, nor are there, any circumstances as a result of which the continuation of any of the Facilities might cease or be prejudiced, or which may give rise to any alteration in the terms and conditions of any of the Facilities;

          (e) none of the Facilities is dependent on the guarantee or indemnity of, or any security provided by, any party other than any of the Companies;

          (f) none of the Facilities may according to its terms be terminated or mature prior to their stated maturity as a result of the making of the Offer or the acquisition of the Shares (or any of the Shares) by the Buyer; and

          (g) the Facilities are adequate to allow the Companies to continue trading after Completion on the same basis as prior to Completion.

15        THE PROPERTIES

15.1 The Company is the sole legal and beneficial owner of each of the Properties, shown against its name in Schedule 4.

15.2 The particulars of the Properties specified in Schedule 4 are true, complete and accurate in all respects.

15.3 Save as specified in Schedule 4 the Company exclusively occupies the whole of each of the Properties shown against its name in Schedule 4 and the Properties are free from all leases, licences, service occupancies, tenancies, options, rights of pre-emption, mortgages, charges, rent charges, liens or rights of occupation or any agreement to create any of the same.

15.4 The Company does not own or have any interest in any land or building other than the Properties, and the Company has not entered into any legally binding agreement for the purchase of any such interest.

15.5 The Company occupies and uses the Properties for the purpose of conducting the Business only and occupies or uses no other properties for such purpose.

15.6 So far as the Warrantors are aware, all covenants, obligations, restrictions and conditions affecting the Property have been observed and performed and all outgoings have been duly paid and all consents (where necessary) obtained and complied with and no notice of any alleged breach of such covenants, obligations, restrictions and conditions has been received and so far as the Warrantors are aware, there are no circumstances now existing which would entitle the landlord of any leasehold Property to exercise any power of entry upon or take possession of any Property or to draw upon any rental deposit or other security available to it.

15.7 No notice, action or proceedings affecting any of the Properties has been served (so far as the Warrantors are aware) and there are no disputes concerning any of the Properties with any person and (so far as the Warrantors are aware) there are no circumstances now existing which are likely to result in any such notice, action or proceedings being served or commenced or any such dispute arising.

15.8 So far as the Warrantors are aware, there has been no notice or complaint that any of the Properties does not comply (as to buildings and use) with the lease (if any) under which any leasehold Property is held, the applicable provisions of the Town and Country Planning Acts, and with all associated statutory and bye-law requirements and all necessary consents relating to any such requirements are subject only to conditions which have been satisfied and the Company is not aware of any intended or contemplated refusal or revocation of any such licence consent or requirements.

15.9 None of the Properties or the Company as owner or lessee of any of the Properties:

          (a) is, so far as the Warrantors are aware, subject to any rights, reservations, covenants, obligations, restrictions, conditions or overriding interests (as defined by Section 70 of the Land Registration Act 1925) which are of an unusual or onerous nature or which would affect the use or continued use of any of the Properties for the purposes of the business carried on at that Property by the Company or the value of that Property;

          (b)       is affected by any of the following matters:

                    (i) any closing order, demolition order or clearance order;

                    (ii) any planning application which has not yet been determined;

                    (iii)      any enforcement or stop notice;

                    (iv) any compensation received upon a refusal of any planning consent or the imposition of restrictions on or the modification or withdrawal of any such consent;

                    (v) any order or proposal or private Act for the compulsory acquisition or requisition of the whole or any part thereof or the modification of any planning permission or the discontinuance of any use or the removal of any building;

                    (vi) any agreement with any planning authority, statutory undertaker or other public body or authority regulating the use or development thereof;

                    (vii)      any rights of common; or

                    (viii) any other notice compliance with which would involve expenditure;

          and, so far as the Warrantors are aware there are no circumstances which may result in any of the matters referred to in this paragraph
          (b) arising.

15.10 Where the title to any of the Properties is, or is required to be, registered at H M Land Registry it is so registered with Title Absolute.

15.11 In so far as the Warrantors are aware (but without having carried out any survey) no deleterious materials not approved by the relevant Codes of Practice (including without limitation High Alumina cement) have been used in the construction of any of the Properties or any alterations thereto or are now present in any of the Properties and no subsidence flooding or other defect of any kind has affected the Properties.

15.12 The Company is entitled to rights of way and rights for the supply of services and all other rights and easements sufficient for the present use of the Properties or for the use for which they were valued in the preparation of the Accounts and all such rights are perpetual and unconditional.

15.13 The Company is not under any immediate or prospective liability certain or contingent as a result of notices under sections 25 or 26 of the Landlord and Tenant Act 1954 in respect of any of the Properties or as a result of improvements made to any of the Properties by any tenant or undertenant thereof to pay any compensation under section 1 of the Landlord and Tenant Act 1927 and the Company has not received any notice under section 3(d) of that Act.

15.14     No lease under which the Company holds any of the leasehold
          Properties:

          (a) was granted pursuant to an order excluding the operation of any part of the Landlord and Tenant Act 1954 from the tenancy created by that lease;

          (b) contains any provision enabling the landlord to terminate the lease prior to the term determination date other than by reason of the tenant's default.

15.15 The Company is not engaged in any negotiation for review of the rent payable under any lease under which it holds any of the leasehold Properties, no such negotiations have been concluded changing the rent from that specified in Schedule 4 and there are no rent reviews capable of being implemented by the landlord in respect of the period prior to completion.

15.16 In so far as the Warrantors are aware, the replies given to enquiries raised by the Buyer's Solicitors in respect of the Properties are true and accurate in all material respects.

15.17 The Warrantors are not aware of any alteration refurbishment or renewal of the whole or any part of any of the Properties or the building or estate of which any Property forms part which may be incurred by or charged in whole or part to the Company.

15.18     The Company is entitled to transitional relief in accordance with
          Schedule 7A to the Local Government Finance Act l988 for non-domestic rates in respect of each of the Properties and has not done anything which would or might cause (it) (them) to lose such relief nor made any proposal for alteration of the April l990 rating list in respect of any of the Properties.

15.19 There is no actual or contingent liability on the part of the Company arising directly or indirectly out of any lease, agreement for lease, conveyance or licence or other deed including any actual or contingent liability arising directly or indirectly out of:

          (a) any estate or interest previously held by the Company as an original lessee or underlessee; or

          (b) any covenant made by the Company in favour of any lessor or any guarantee given by the Company in relation to a lease or underlease.

16        ENVIRONMENTAL

16.1 The Company has received written no indication and is not otherwise aware that it has or may have failed to obtain or is or may be in material breach of the terms and conditions of all Environmental Consents required in respect of the Company's activities.

16.2 The Company has received no written indication that and is not otherwise aware that it is or may be responsible for all or any part of costs or expenses imposed as a result of Environmental Law.

16.3 The Company has received no written indication and is not otherwise aware of any actual or threatened actions by regulatory authorities or third parties in respect of any alleged non-compliance with or liability arising under Environmental Law.

17        INSOLVENCY

17.1 No administrator, administrative receiver, receiver, manager of assets, liquidator or any other similar officer has ever been appointed in respect of the whole or any part of the assets or undertaking of the Company and no order has been made, petition presented or resolution passed for the purpose of the making of any order in relation to administration, administrative receivership, receivership, liquidation, management of assets or any other similar situation of the Company.

17.2 The Company is not insolvent nor unable to pay its debts as they fall due (as such expression is defined in either sub-section (1)(a) to (d) (inclusive) or sub-section (2) of Section 123 of the Insolvency Act 1986).

17.3 No voluntary arrangement (as referred to in the Insolvency Act 1986) or scheme of arrangement as regards its creditors has been proposed by the Directors or is in operation in relation to the Company.

17.4 The Company has not entered into any transaction nor been given a preference to which sections 238, 239 or 423 of the Insolvency Act 1986 apply or which may otherwise be liable to be set aside or avoided for any reason.

18        INTELLECTUAL PROPERTY

18.1 So far as the Warrantors are aware, the businesses of the Company and the processes, data, material and software employed by it and the goods, services and software including the Software supplied by it in the United Kingdom or elsewhere in the world do not infringe, use, involve the misappropriation of, or embody the subject matter of, or (except as set out in Part 2 of Schedule 5) require a licence which has not been granted on terms disclosed to the Buyer under any Intellectual Property in which any other person has rights of any nature; and no claims have been made by any person which, if pursued, might be in breach of or be otherwise material to any of the warranties in this or any other part of this paragraph 18.

18.2 Where Software is owned by the Company, it has sole possession of the source code and has not granted any rights whatsoever in or over the source code to any person or entity, subject to the terms of the licence agreements set out in Part 1 of Schedule 5.

18.3 In the case of any Software licensed to the Company, the Company has full rights of access to and use of the source code to the Software in the event of any insolvency, administrative receivership, receivership, administration or bankruptcy (or equivalent event in any relevant jurisdiction).

18.4 Short particulars of all licences entered into by the Company in relation to Intellectual Property, and in respect of which any of the Company is a licensor, are set out in Part 1 of Schedule 5; and in respect of which the Company is a licensee or otherwise a party, are set out in Part 2 of Schedule 5 and the entitlement of the Company to use the software concerned is subject to the terms thereof.

18.5 No goods, services, documentation, software, data or other items used by the Company in the course of its business has or have been supplied under:

          (a) any agreement or arrangement which precludes its or their sale, transfer, assignment, disposal or use by any other person; or

          (b) any licence or permission that may cease on any change in the control of any of the Companies or any transfer of the legal or beneficial interest in any shares in any of the Companies.

18.6 No Intellectual Property in which the Company has any interest and which is, or is likely to be, material to the Business of the Company is:

          (a) so far as the Warrantors are aware (without having made specific enquiry of the customers of the Company), being infringed, misappropriated or used without permission by any other person; or

          (b) subject to any licence, estoppel or authority or similar right in favour of any other person, except as set out in the agreements listed in Part 1 & 2 of Schedule 5.

18.7 Details of all Intellectual Property which is owned or used by any of the Companies, or in respect of which any of the Companies has made application for registration is:

          (a)       listed and briefly described in Part 3 of Schedule 5;

          (b) legally and beneficially vested in or validly granted to the Company, are not restricted in any way and all renewal fees and steps required for their maintenance and protection have been paid and taken; and

          (c) so far as each of the Warrantors is aware, valid and enforceable.

18.8 Such copyright as the Company has in its products and all unregistered trade marks owned or used by the Companies are:

          (a)       listed and briefly described in Part 4 of Schedule 5;

          (b) legally and beneficially vested or validly granted to the Companies and are not restricted in any way; and

          (c) so far as each of the Warrantors is aware, valid and enforceable.

18.9 The Company has not received any notice that any other person has registered or applied to register in any country any Intellectual Property made, or claimed to be owned, by the Companies.

18.10     The licences, agreements and arrangements listed in Parts 1 and 2 of
          Schedule 5 (true, current and complete copies of each of which have been supplied to the Buyer) have been entered into in the ordinary course of business, are in full force and effect and no notice has been given on either side to terminate any of them and no amendment has been made or accepted to their terms since they were first entered into; and the obligations of all parties under each of the same have been fully complied with and no disputes exist or are anticipated in respect of any of them.

18.11 Other than to the Buyer and to agents, employees, shareholders or professional advisers of the Buyer under the provisions of the Non-Disclosure Agreement dated 31 October 1996, none of the Companies has not knowingly disclosed, or knowingly or recklessly permitted to be disclosed, or undertaken or arranged to disclose, to any person any of its Confidential Information.

18.12 No claim has been made, and none of the Warrantors is aware of any facts or circumstances which may result in any claim, for compensation by an employee of any of the Companies carrying on trade in the UK under Section 40 of the Patents Act 1977 or under any comparable legislation in any part of the world or under any award scheme.

18.13 The Software and all earlier versions of and predecessors to the Software were developed and all the Computer Know-how was conceived by, employees of the Company in their capacities as such and without any reliance on any trade secret or proprietary information belonging to any other person and constitute original works of authorship of such persons.

18.14 The Company does not operate as a computer bureau, as that term is defined in the Data Protection Act 1984, in the United Kingdom or elsewhere in the world; and no notice of any kind has been served on the Company under any provision under any part of that Act or any analogous legislation in any part of the world. Insofar as the Company is a "Data User" under the Act or in an equivalent position under any analogous legislation in any other country:

          (a) all necessary applications for registration have been duly made; and

          (b) the details supplied to the Registrar, or other official concerned, in relation to each application are accurate and complete.

18.15 The Company owns or has valid and enforceable licences in respect of all Intellectual Property necessary to operate its business.

18.16 Neither of the Subsidiaries owns or has any legal or equitable right, title or interest in, over or in respect of any of the Software or Computer Know-how.

18.17 The Company has taken all steps necessary and desirable for the protection of all Intellectual Property where the same is registrable in the markets in which it operates. In addition, the appropriate copyright notices have been placed on all copies of the Software which have been distributed to the public. The appropriate restricted rights legend required under the Federal Acquisition Regulation to reserve the Company's full ownership rights has been placed on all copies of the Software which have been distributed to agencies or instrumentalities of the United States government.

18.18 The Company is not aware that the Software fails to conform and perform in any of its material functions to the specifications set out in the user manuals and other documentation written for and/or supplied with the Software and any defects, bugs or faults other than those of a minor or cosmetic nature in any code for the Software and which are not more extensive or damaging to the performance or functioning of the Software than can reasonably be expected given the nature of computer software; none of the Warrantors is aware of any defect other than those of a minor or cosmetic nature in any code for the Software that has an adverse effect on the performance, functionality of the Software or future developments and enhancements of the Software.

18.19 The Company does not require any intellectual or industrial property rights other than the Intellectual Property identified in Schedules 5 for the operation of any part of the Business as presently carried on.

18.20 Brief details of all the Software are set out in Schedule 6 and a disk containing the Software has been delivered to the Buyer.

19        COMPETITION

          So far as the Warrantors are aware, the Company has not done anything which, and is not a member or party to any agreement or arrangement which, contravenes or requires registration or notification under any of the provisions of the Fair Trading Act 1973, the Restrictive Trade Practices Acts, the Resale Prices Act 1976, the Treaty of Rome; or the Competition Act 1980 or any other anti- trust, anti-monopoly or anti-cartel legislation or regulation in any country of the world in which or with which it does business.

20        FINANCIAL SERVICES

          None of the Companies carries on or has carried on at any time any investment business in the United Kingdom within the meaning of the FSA nor has any of the Companies contravened, or received notice from the Securities and Investments Board or the Department of Trade and Industry or any other regulator that it may have contravened any provision of the FSA or any rules or regulations made thereunder (whether relating to cold calling, investment advertisements or otherwise).

21        NON TRADING COMPANIES

          As regards each of the Subsidiaries:

          (a) it has not at any time been the holding company of any company or a member of or the beneficial owner of shares in any company;

          (b) there are no agreements or arrangements (whether legally enforceable or not) for the payment of any pensions, allowances, lump sums or other like benefits on retirement or on death or during periods of sickness or disablement for the benefit of any director or former director or employee or former employee of it or for the benefit of the dependants of any such person;

          (c) it has not traded or undertaken any activities of any sort and (save as contemplated by this Agreement and other agreements specifically referred to herein) has no liabilities or obligations actual or contingent (save in relation to incorporation and setting up costs and expenses) nor is it involved in any litigation nor has been threatened with any proceedings of any kind; and

          (d) Save as expressly anticipated by this Agreement, it has not charged any of its assets or granted any option or issued any warrant or other right to subscribe any shares or debentures or agreed conditionally or unconditionally to grant any such option or issue any such warrant or other right and has not (save as aforesaid) entered into any agreement which requires or may require or confers any right to require the issue by it of any shares or debentures or options or warrants or other rights to subscribe shares or debentures.

                                   SCHEDULE 7

                               THE TAX COVENANTS

1         INTRODUCTION

1.1 In this Schedule, unless the context otherwise requires, words and expressions not expressly defined in paragraph 1.2 below shall have the respective meanings given to them in the Interpretation Section of this Agreement.

1.2       The following expressions shall have the following meanings:

          Claim any notice, demand, assessment, letter or other document issued, or action taken, by or on behalf of any Taxing Authority (including the imposition of any withholding) from which it appears that a Taxation Liability is or may be imposed which may give rise to a claim under clause 5.1 of this Agreement and this Schedule;

          Relief any loss, relief, allowance, exemption, set off, deduction or credit in computing or against income, profits, gains or Taxation and any right to a repayment of Taxation;

          Taxation all forms of taxation, duties, rates, levies, contributions, withholdings, deductions, charges and imposts imposed or arising in the United Kingdom , including but not limited to:

                              (a) income tax to which the Pay as You Earn system applies, advance corporation tax, any liability arising under Sections 419 or 601 ICTA, national insurance contributions, value added tax and input tax within the meaning of Section 24 VATA;

                              (b) all penalties, charges, costs and interest levied by or awarded to a Taxing Authority or arising under any Taxation legislation in respect of any of the above;

          Taxing Authority    the Inland Revenue, H M Customs & Excise and any
                              other governmental, local governmental or municipal authority, body or official of the United Kingdom;

          Transaction         any transaction, act, omission, arrangement or
                              event whatsoever (including, but not limited to, entering into this Agreement, Completion, any change in the residence of any person or the death, winding up or insolvency of any person).

1.3 In this Schedule, references to a "Taxation Liability" mean not only a liability to make any payment (or increased payment) of or in respect of Taxation (whether or not such payment is primarily payable by the Buyer or the Company and whether or not the Buyer or the Company has or may have any right of reimbursement from any other person) but also include:

          (a) the loss or set off of any Relief arising in respect of any Transaction occurring on or before Completion;

          (b) the use or set off of any Relief which arises after Completion where the use or set off of that Relief has the effect of reducing or eliminating any liability to Taxation which would otherwise have arisen and have constituted a Taxation Liability for the purposes of this Schedule;

          PROVIDED THAT:

                    (i) in any case falling within paragraph (a) or (b) above, where the Relief lost or set off would have operated as a deduction from gross income, profits or gains, the Taxation Liability shall be treated as being equal to the amount of the Relief multiplied by the rate of corporation tax in force at the date when it is lost, or set off;

                    (ii) in any other case falling within paragraph (a) or (b) above, the Taxation Liability shall be treated as being equal to the amount of the Relief lost used or set off.

1.4       In this Schedule:

          (a) any reference to a Transaction occurring on or before Completion shall include the combined effects of two or more Transactions provided that the first or some of which shall have occurred on or before Completion;

          (b) any reference to the occurrence of a Transaction on or before a particular date shall include a Transaction which is deemed for Taxation purposes to have, or is regarded for Taxation purposes as having occurred or existed on or before that date; and

          (c) any reference to income, profits or gains arising, earned, accrued, received or payable on or before a particular date shall include income, profits or gains which are deemed for Taxation purposes to have arisen or are deemed for Taxation purposes to have been earned, accrued, received or payable on or before that date.

2         COVENANT TO PAY

          Subject as provided in this Schedule and in clauses 5.3, 5.4, 5.5 and
          5.8 of this Agreement the Warrantors shall be liable to the Buyer in an amount equal to:

          (a) any Taxation Liability of the Company arising in respect of or by reference to or in consequence of any of the following:

                    (i)        any Transaction occurring on or before
                               Completion; or

                    (ii) any income, profits or gains arising, earned, accrued, received or payable on or before Completion;

          (b) any Taxation Liability which is also a Taxation Liability of another person and which is payable by the Company by virtue of:

                    (i) the other person failing to discharge such Taxation Liability; and

                    (ii) the Company having been at any time prior to Completion a member of the same group as such other person or otherwise connected with or related to such other person for any Taxation purpose;

          (c) any liability of the Company to make a payment by way of reimbursement, recharge, indemnity or damages in respect of or arising from any Transaction occurring on or before Completion or any income, profits or gains arising, earned, accrued, received or payable on or before Completion; and

          (d)] all third party costs and expenses properly and reasonably incurred and payable by the Buyer or the Company in connection with or in consequence of a Taxation Liability which is imposed and for which the Buyer has a claim under this Schedule.

3         EXCLUSIONS

3.1 The Warrantors shall not be liable under this Schedule in respect of any Taxation Liability:

          (a) to the extent that specific provision or reserve (not including any provision for deferred Taxation) has been made for such liability in the Accounts; or

          (b) to the extent that it arises out of a Transaction undertaken after the Accounts Date but before Completion by the Company in the ordinary course of its day to day trading operations.

3.2 The Buyer shall not be entitled to make a claim under this Schedule if and to the extent that the same subject matter has given rise to a claim for breach of the Warranties and that claim has been satisfied in full.

4         GENERAL

4.1 The liability of the Warrantors under this Schedule and the Escrow Agreement shall be joint and several but shall only be recoverable by the Buyer in accordance with clause 5.8 of this Agreement and the maximum of their combined liability shall be in accordance with clause 5.8 of this Agreement.

4.2 Any liability to the Buyer under this Schedule may be released, compounded or compromised in whole or in part and time or indulgence may be given by the Buyer in its absolute discretion as regards a Warrantor under such liability without in any way prejudicing or affecting its rights against such Warrantor in respect of any other liability under this Schedule or against any other Warrantor under the same or a like liability.

ATTESTATIONS

SIGNED by                                         ) /s/ D. P. Taylor
DENNIS PHILIP TAYLOR                              )
in the presence of: Neil Fletcher                 ) /s/ Neil Fletcher


SIGNED by                                         ) /s/ David Edward John Crisp
DAVID EDWARD JOHN CRISP                           )
in the presence of: Charles Cook                  ) /s/ Charles Cook


SIGNED by                                         ) /s/ David Lee Stevens
DAVID LEE STEVENS                                 )
in the presence of: Neil Fletcher                 ) /s/ Neil Fletcher


SIGNED by                                         ) /s/ Alistair Jenkins
ALISTAIR JENKINS                                  )
in the presence of: Charles Cook                  ) /s/ Charles Cook


SIGNED by                                         )
duly authorised for and on behalf of              )
SKANCO TRUSTEES LIMITED                           ) /s/ Skanco Trustees Limited
as duly authorised trustee of the                 )
D Crisp Settlement                                )


SIGNED by                                         )
duly authorised for and on behalf of              )
SKANCO TRUSTEES LIMITED                           ) /s/ Skanco Trustees Limited
as duly authorised trustee of the                 )
D L Stevens Settlement                            )


SIGNED by                                         )
duly authorised for and on behalf of              )
SKANCO TRUSTEES LIMITED                           ) /s/ Skanco Trustees Limited
as duly authorised trustee of the                 )
A Jenkins Settlement                              )


SIGNED by                                         )
duly authorised for and on behalf of              ) /s/ Peter Charles Cox
3i GROUP plc                                      ) /s/ Neil Fletcher
in the presence of: Neil Fletcher                 )

SIGNED by                                       )
duly authorised for and on behalf of            ) /s/ Peter Charles Cox
3i plc                                          ) /s/ Neil Fletcher
in the presence of: Neil Fletcher               )


SIGNED by                                       )
duly authorised for and on behalf of            ) /s/ A.I.I. Holding Corporation
A.I.I. HOLDING CORPORATION                      ) /s/ Joe Coppins
in the presence of: Joe Coppins                 )


SIGNED by                                       )
duly authorised for and on behalf of            ) /s/ Jordan Breslow
GEOWORKS                                        ) /s/ Martin Bowen
in the presence of: Martin Bowen                )